Exhibit 10.1

EIGHTH AMENDMENT TO
SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE

This EIGHTH AMENDMENT TO SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE (this “Eighth Amendment”) is made as of January 31, 2014 by and between Prospect Global Resources, Inc., a Delaware corporation (“Maker”), and the Karlsson Group, Inc., an Arizona corporation (“Holder”), with respect to the following facts:

RECITALS

WHEREAS, Maker issued to Holder that certain Senior First Priority Secured Promissory Note dated August 1, 2012 (the “Original Note”), whereby the Maker promised to pay to Holder the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000);

WHEREAS, American West Potash, LLC, a Delaware limited liability company (“AWP”), Prospect Global Resources, Inc., a Nevada corporation (“Prospect Nevada”), Apache County Land & Ranch, LLC, a Nevada limited liability company (“Apache”), Maker and Holder entered into that certain Extension Agreement (the “Extension Agreement”) dated as of April 15, 2013;

WHEREAS, Maker and Holder entered into an Amendment to Senior First Priority Secured Promissory Note dated April 15, 2013 (the Original Note as amended thereby and as otherwise amended, restated or modified from time to time, the “Note”);

WHEREAS, Maker and Holder entered into a Second Amendment to Senior First Priority Secured Promissory Note dated as of June 26, 2013;

WHEREAS, Maker and Holder entered into a Third Amendment to Senior First Priority Secured Promissory Note dated as of September 9, 2013;

WHEREAS, Maker and Holder entered into a Fourth Amendment to Senior First Priority Secured Promissory Note dated as of September 13, 2013;

WHEREAS, Maker and Holder entered into a Fifth Amendment to Senior First Priority Secured Promissory Note dated as of November 13, 2013;

WHEREAS, Maker and Holder entered into a Sixth Amendment to Senior First Priority Secured Promissory Note dated as of December 3, 2013;

WHEREAS, Maker and Holder entered into a Seventh Amendment to Senior First Priority Secured Promissory Note dated as of December 10, 2013;

WHEREAS, Maker has requested that Holder extend the deadline under Section 5.4(ii) of the Note for delivery of a completed and updated 43-101 final resource report (the “43-101 Deadline”); and

WHEREAS, Holder is willing to modify the Note to extend the 43-101 Deadline until March 10, 2014.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby agree as follows:

AGREEMENT

1.                                      Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note.

2.                                      Amendments.

(a)                                 Amendment to Section 5.3.  Section 5.3 of the Note is amended by adding the following sentence at the end thereof:

“For the avoidance of doubt, the Cure Period shall not apply with respect to any Event of Default arising under any provision of the Note other than (or in addition to) this Section 5.3.”

(b)                                 Amendment to Section 5.4(ii).  Section 5.4(ii) of the Note is amended and restated to read in its entirety as follows:

“No later than March 10, 2014, deliver a completed and updated 43-101 final resource report for purposes of the Definitive Feasibility Study.”

(c)                                  New Section 5.14.  The following new Section 5.14 is hereby added after Section 5.13 of the Note:

“5.14 Legal Fee Payment. Failure to pay to Holder the sum of One Hundred Thousand Dollars ($100,000) no later than one (1) Business Day following receipt, on or after January 21, 2014, of the first One Hundred Thousand Dollars ($100,000) in aggregate proceeds from (i) Qualified Financings (including, for the avoidance of doubt, issuances of equity securities pursuant to the terms of, or upon exercise of, any option or warrant), (ii) Approved Subordinated Debt and/or (iii) Permitted Prospect Nevada Debt, such payment to be made in partial reimbursement of Holder’s legal fees and expenses incurred in connection with the Note and the other documents executed and delivered in connection therewith.”

(d)                                 New Section 10.  The following new Section 10 shall be added to the Note:

“Preparation of ASLD Exploration Permits.  No later than March 1, 2014, Maker shall, and shall cause Prospect Nevada to, prepare and complete, in the proper form required for filing and/or submission, and shall deliver to Holder copies of (complete with all relevant attachments and exhibits thereto), all such applications for exploration permits, or for renewals of exploration permits, as may be required to be filed and/or submitted in connection with the development of the Holbrook Project on or prior to September 30, 2014 to the Arizona State Land Department in connection with any real property in which Prospect Nevada or any of its direct or indirect subsidiaries holds any right or interest, including but not limited to all permits or renewals of permits with respect to the Holbrook Project.”

3.                                      Miscellaneous.

(a)                                 No Other Amendment.  Except as expressly amended in this Eighth Amendment, all provisions of the Note shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Note.  In the event of a conflict between the terms and provisions of this Eighth Amendment and the terms and conditions of the Note, the provisions of this Eighth Amendment shall govern.

(b)                                 Relation to Note.  This Eighth Amendment constitutes an integral part of the Note.  Upon the effectiveness of this Eighth Amendment, each reference in the Note to “this Promissory Note,” “hereunder,” “hereof,” or words of like import referring to the Note, shall mean and be a reference to the Note as amended hereby.

(c)                                  Successors and Assigns.  This Eighth Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

(d)                                 Counterparts.  This Eighth Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed and delivered as of the date first above written.

MAKER:

PROSPECT GLOBAL RESOURCES, INC., a Delaware corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Title:	President, CEO and Secretary

ACKNOWLEDGED AND AGREED TO

EFFECTIVE AS OF JANUARY 31, 2014:

THE KARLSSON GROUP, INC.,

an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Title:	Treasurer/CFO